EXHIBIT 10.2
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”), AND SHALL NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED, UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE ACT AND THE STATE ACTS.
STOCK PURCHASE WARRANT
     This Stock Purchase Warrant (this “Warrant”), dated as of March 21, 2006, is issued to TRANSIT VEHICLE TECHNOLOGY INVESTMENTS, INC., a Texas corporation (the “Holder”), by DIGITAL RECORDERS, INC., a North Carolina corporation (the “Company”).
     1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company 93,750 fully paid and non-assessable shares of Common Stock, $0.10 par value (the “Common Stock”), of the Company (as adjusted pursuant to Section 7 hereof, the “Shares”) for the purchase price specified in Section 2 below.
     2. Purchase Price. The purchase price for the Shares is $1.60 per share. Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the “Warrant Price”).
     3. Exercise Period. This Warrant is exercisable in whole or in part at any time from the date hereof through March 20, 2011.
     4. Method of Exercise. As long as this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, but in increments of no less than 20,000 shares, the purchase rights evidenced hereby. Such exercise shall be effected by tender of a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased unless done by cashless exercise pursuant to Section 10 below.
     5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.
     6. Reservation of Shares. The Company covenants and agrees that it shall at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified in paragraph 1 above. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:
          (a) Stock Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Warrant Price payable per Share, but the aggregate Warrant Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.
          (b) Reclassification, Reorganization, Merger, Sale or Consolidation. In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company to, any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were purchasable upon exercise hereof by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.
          (c) Certain Distributions. In case the Company shall fix a record date for the making of a dividend or distribution of cash, securities or property to all holders of Common Stock (excluding any dividends or distributions referred to in Section 7(a) or 7(b) above), the number of Shares purchasable upon an exercise of this Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Shares purchasable upon an exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Price immediately prior to such distribution, and the denominator of which shall be the Warrant Price immediately prior to such distribution, less the fair market value per Share, as reasonably determined by the Holder, of the cash, securities or property so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the effective date of distribution.
     8. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares other than as set forth herein, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.
     9. Registration Rights. The Shares of Common Stock issuable upon exercise of this Warrant shall be subject to the registration rights set forth in the Registration Rights Agreement of even date herewith by and between the Holder and the Company (the “Registration Rights Agreement”), and the Holder shall be entitled to all rights and benefits thereof.
     10. Non-Cash Exercise. The rights represented by this Warrant may be exercised by a written notice of exercise in the form attached hereto specifying that the holder of this Warrant wishes to convert all or any portion of this Warrant (the “Conversion Right”) into a number of Shares equal to the quotient obtained by dividing (x) the current market value of the Warrant Shares subject to the portion of this Warrant being exercised (determined by subtracting the aggregate Warrant Price for all such Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate current or closing market price of such Shares issuable upon exercise of such portion of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the current or closing market price (as defined below) of one Share immediately prior to the exercise of the Conversion Right. For the purpose of any computation under this Section 10, the current or closing market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for five (5) consecutive trading days commencing ten (10) trading days before the date of such computation. The closing price for each day shall be the last sale price for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ National Market (or if the Common Stock is not listed on the NASDAQ, then on the principal United States national securities exchange or trading market on which the Common Stock is listed or quoted). If the Common Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Common Stock shall be determined by the Board of Directors of Company in good faith. This provision shall only apply if legally available to Holder at the time of any exercise; otherwise, it shall be deemed null and void if prohibited under the then prevailing statutes, rules and regulations.
     11. Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     12. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an assignment in form and substance reasonably satisfactory to the Company duly executed by the Holder.
     13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns, provided that neither party may assign its rights or obligations hereunder with the prior written consent of the other party.
     14. Governing Law. This Warrant shall be governed by the laws of the State of North Carolina, excluding the conflicts of laws provisions thereof.
     15. Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.
     16. Amendments. No amendment, modification, supplement, waiver or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Holder and the Company. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties of a breach of or a default under any of the provisions of this Agreement or to exercise any right or privilege under this Agreement, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges under this Agreement. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. The rights and remedies in this Agreement are cumulative and, except as otherwise expressly provided herein, none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.
     17. Notice. Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested telex, telegram or cable addressed as set forth on Schedule A hereto to the parties hereto, or to any other address or addresses which may hereafter be designated by any party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.
     18. Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     19. Severability. In the event that any provision of this Warrant is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Warrant and the validity, binding effect and enforceability of the remaining provisions of this Warrant shall not be affected or impaired in any manner.
     20. Further Assurances. The Company shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further instruments, certificates and other documents and shall take, or cause to be taken, such other actions as may reasonably be requested by any other party in order to carry out the provisions of this Warrant and make effective this Warrant and the issuance of the Common Stock in accordance with the terms and conditions herein.

DIGITAL RECORDERS, INC.

By:
David L. Turney
Chairman, Chief Executive Officer and
President

EXERCISE NOTICE
Dated                     , ______
     The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated as of March 21, 2006, issued by Digital Recorders, Inc., a North Carolina corporation (the “Company”) to the undersigned to the extent of purchasing                      shares of Common Stock and hereby makes payment of $                     in payment of the aggregate Warrant Price of such shares pursuant hereto in cash or elects to purchase                      shares of Common Stock in Company pursuant to non-cash conversion of the Warrant as provided in Section 10 of the Warrant (if legally available).
     Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.
By:
INSTRUCTIONS FOR REGISTRATION OF SHARES

Register Shares in name of:

Address: